EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Forbes Energy Services, Ltd

Alice, TX

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2012, relating to the consolidated financial statements of Forbes Energy Services, Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

Houston, TX

August 1, 2012